EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

NICK HERB ACCOUNTING SERVICES, P.C.
7596 E. Palo Verde St., Ste B
Prescott Valley, AZ 86314
602-565-2055

U.S. Securities and Exchange Commission:

The firm of Nick Herb Accounting Services, P.C., Certified Public Accountants, hereby consents to the inclusion of our audit report dated September 20, 2008, on the balance sheets of Highland Business Services, Inc. (a Nevada development stage enterprise) as of May 31, 2008 and 2007, and the related statements operations, changes in stockholders' equity (deficit) and cash flows for each of the two years in the period ended May 31, 2008, and for the period from February 24, 2006 (inception) to May 31, 2008 in the accompanying Form S-1.

We also consent to the reference to our Firm under the title "Interests of Named Experts and Counsel" in the Registration Statement S-1 and this Prospectus.

/s/ Nick Herb Accounting Services, P.C.
Nick Herb Accounting Services, P.C.
Prescott Valley, AZ September 29, 2008